                                                                   EXHIBIT 11-1

                          NAC RE CORP. AND SUBSIDIARIES
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

PRIMARY EARNINGS PER SHARE OF COMMON STOCK AND COMMON STOCK EQUIVALENTS

                                                              THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                SEPTEMBER 30,                SEPTEMBER 30,
                                                         ----------------------------  --------------------------
                                                             1997           1996           1997          1996
                                                         -------------  -------------  ------------  ------------
Net income applicable to Common Stock..................  $      20,670  $      16,038  $     69,106  $     53,224
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
Average number of common shares outstanding............     18,371,712     18,750,668    18,392,846    18,957,387

Add:
  Assumed exercise of dilutive stock options (1).......        522,534        400,078       394,792       363,768
                                                         -------------  -------------  ------------  ------------
Common stock and common stock equivalents
  outstanding..........................................     18,894,246     19,150,746    18,787,638    19,321,155
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------
Net income per share assuming dilution of common stock
  equivalents..........................................  $        1.09  $        0.84  $       3.68  $       2.75
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

------------------------

(1) Computed utilizing the average market price of the Common Stock for the period.

    NOTE: The Company's 5.25% convertible subordinated debentures due 2002 are not considered to be common stock equivalents in the calculation of primary earnings per share.

                                      18